Exhibit 16.1

January 23, 2013

Securities and Exchange Commission

Washington, D.C. 20549

Re:	MHI Hospitality Corporation
410 West Francis Street
Williamsburg, Virginia 23185
(757) 229 - 5648
Commission File Number 001-32379

Ladies and Gentlemen:

We have reviewed the disclosures concerning Witt Mares, PLC and PBMares, LLP made by MHI Hospitality Corporation in Item 4.01 of its Form 8-K, which we understand will be filed with the Securities and Exchange Commission on the date hereof, and are in agreement with the statements contained therein.

Very truly yours,

/s/ Witt Mares, PLC

Witt Mares, PLC

Norfolk, Virginia